     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1994


                                                       REGISTRATION NO. 33-51117

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           BAUSCH & LOMB INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                    NEW YORK                                          16-0345235
(STATE OR OTHER JURISDICTION OF INCORPORATION OR         (IRS EMPLOYER IDENTIFICATION NUMBER)
                  ORGANIZATION)

                               ------------------


                ONE CHASE SQUARE                              STEPHEN A. HELLRUNG, ESQ.
         ROCHESTER, NEW YORK 14601-0054                   VICE PRESIDENT AND GENERAL COUNSEL
                 (716) 338-6000                               BAUSCH & LOMB INCORPORATED
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER               ONE CHASE SQUARE
 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL             ROCHESTER, NEW YORK 14601-0054
                EXECUTIVE OFFICES)                                  (716) 338-6000
                                                       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                                                     FOR SERVICE)


                               ------------------

                          Copies of Communications to:

                             RICHARD R. HOWE, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

   IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED
      PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK
                            THE FOLLOWING BOX. / /

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
 DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF
   1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
          INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                             SUBJECT TO COMPLETION
                                 APRIL 22, 1994


                                  $300,000,000

                           BAUSCH & LOMB INCORPORATED

                                DEBT SECURITIES

                            ------------------------

     Bausch & Lomb Incorporated (the "Company" or "Bausch & Lomb") may offer from time to time its debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series (the "Debt Securities"), having an aggregate initial offering price of up to $300,000,000 (or, if the Debt Securities are denominated or payable in a foreign or composite currency or currencies, the equivalent value thereof at the time of the offering) on terms determined by market conditions at the time of sale.

     The Debt Securities may be sold directly, through agents designated from time to time, to or through underwriting syndicates led by one or more managing underwriters, or to or through one or more underwriters acting alone. If any agents of the Company, or any underwriters, are involved in the sale of the Offered Debt Securities (as defined below), the name of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement (as defined below). The net proceeds to the Company from such sale will also be set forth in the Prospectus Supplement. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

     When a particular series of Debt Securities is offered, a supplement to this Prospectus ("Prospectus Supplement") will be delivered together with this Prospectus. The Prospectus Supplement will set forth, as applicable with respect to the Debt Securities being offered (the "Offered Debt Securities"): the specific title; the aggregate principal amount; maturity; authorized denominations; interest rate or rates (which may be fixed or variable) and time of payment of interest, if any; initial public offering price or purchase price; any terms for redemption or early repayment; the currency or currencies (including composite currencies) in which the Offered Debt Securities are denominated or payable, if other than U.S. dollars; any other special terms and the names of the underwriters, dealers, or agents, if any, for the Offered Debt Securities, together with the terms of offering of the Offered Debt Securities.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of such Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Debt Securities and the Company, reference is made to the Registration Statement.


     The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act (File No. 1-4105) are incorporated in this Prospectus by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 25, 1993.



     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein or contained in the accompanying Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.



     Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Prospectus is delivered a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Investor Relations Department, Bausch & Lomb Incorporated, One Chase Square, Rochester, New York 14601-0054, telephone (716) 338-6000.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  THE COMPANY

     Bausch & Lomb Incorporated is engaged in the development, manufacture and marketing of products for the personal health, medical, biomedical and optics fields. The Company has manufacturing or marketing organizations in 33 countries and distributes its products through a variety of channels in over 70 other nations.


     Except where the context otherwise requires, the term "Company" includes Bausch & Lomb Incorporated and its subsidiaries. The Company's executive offices are located at One Chase Square, Rochester, New York 14601-0054, telephone number (716) 338-6000.


                                USE OF PROCEEDS

     Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the Company's general funds and will be used for general corporate purposes, including additions to working capital and capital expenditures. Pending such use, the Company plans to invest the proceeds in marketable securities.

                         SELECTED FINANCIAL INFORMATION


     The following selected financial information of the Company with respect to the years 1989 through 1993 has been derived from the audited consolidated financial statements and other information contained in the Company's Form 10-K with respect to those years and should be read in conjunction with the consolidated financial statements and related notes contained in those Form 10-Ks.



                                                                            FOR THE YEARS ENDED
                                                    --------------------------------------------------------------------
                                                    DECEMBER 30,  DECEMBER 29,  DECEMBER 28,  DECEMBER 26,  DECEMBER 25,
                                                        1989          1990          1991          1992          1993
                                                    ------------  ------------  ------------  ------------
                                                            (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Sales...............................................  $1,220,299   $1,368,580    $1,520,104    $1,709,086    $1,872,184
Earnings before Income Taxes, Minority Interest and
  Cumulative Effect of Change in Accounting
  Principle(1)......................................     173,862      198,426       149,518       262,644       242,024
Provision for Income Taxes..........................      56,664       64,675        59,426        85,125        80,761
Earnings before Minority Interest and Cumulative
  Effect of Change in Accounting Principle..........     117,198      133,751        90,092       177,519       161,263
Minority Interest in Subsidiaries...................       2,831        2,317         4,151         6,099         4,716
Earnings before Cumulative Effect of Change in
  Accounting Principle..............................     114,367      131,434        85,941       171,420       156,547
Cumulative Effect of Change in Accounting Principle
  Net of Tax(2).....................................                                (58,311)
Net Earnings........................................  $  114,367   $  131,434    $   27,630    $  171,420       156,547
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Net Earnings per Common Share(3)....................  $     1.89   $     2.19    $     0.46    $     2.84    $     2.60
Ratio of Earnings to Fixed Charges(4)...............        6.17         5.50          4.73          9.30          7.79


- ---------------

(1) Includes restructuring and special charges of $76.3 million in 1991 and restructuring charges of $50.0 million in 1993, as described in Note 2 on page 50 of the Annual Report to Shareholders filed as an exhibit to and incorporated by reference in the Company's Form 10-K for the year ended December 25, 1993.


(2) Amount relates to the adoption of Statement of Financial Accounting Standards No. 106, as described in Note 11 on page 57 of the Annual Report to Shareholders filed as an exhibit to and incorporated by reference in the Company's Form 10-K for the year ended December 25, 1993.


(3) Prior year information restated to reflect two-for-one stock split effective July 1, 1991.



(4) For the purposes of computing the ratios of earnings to fixed charges, "earnings" are consolidated earnings from continuing operations before income taxes and minority interest, exclusive of the period's undistributed equity earnings of affiliated companies, plus fixed charges charged to earnings. Fixed charges comprise interest on indebtedness, amortization of debt issuance costs and that portion of rent expense which is deemed to be representative of an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under an Indenture, dated as of September 1, 1991 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated herein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     The Indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

     Reference is made to the Prospectus Supplement for the following terms or additional provisions of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (vi) the date or dates from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the regular dates for any such interest payment dates; (vii) any provision relating to the mandatory or optional redemption of the Offered Debt Securities;
(viii) the place or places at which the Company will make payment of principal of and any premium and interest on the Offered Debt Securities and the method of such payment; (ix) the person to whom any Offered Debt Security will be payable, if other than the person in whose name that Offered Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (x) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of and any premium and interest on the Offered Debt Securities shall be payable; (xi) any currency (including composite currencies) other than the stated currency of the Offered Debt Securities in which the principal of and any premium and interest on the Offered Debt Securities may, at the election of the Company or the Holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made; (xii) if the amount of payments of principal of and any premium and interest on the Offered Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined; (xiii) the right of the Company to defease the Offered Debt Securities or certain restrictive covenants and certain Events of Default under the Indenture; (xiv) whether the Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities; (xv) any restrictive covenants, Events of Default, or other terms relating to the Offered Debt Securities in addition to those described herein; and (xvi) any other specific terms of the Offered Debt Securities.

     Principal and any premium or interest will be payable, and the Debt Securities will be transferable, at the Place of Payment designated for such Debt Securities (Sections 305 and 1002); provided that the payment of any interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. (Section
302) No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. (Section
305)

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof following the occurrence of an Event of Default and the continuation thereof. (Section 101)

SUBSIDIARIES

     The term "Subsidiary" is defined as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. The term "Significant Subsidiary" has the meaning specified in Article I, sec. 210.1-02(v) of Regulation S-X of the Securities and Exchange Commission as in effect on September 1, 1991.

LIMITATION UPON SECURED DEBT OF THE COMPANY AND ITS SIGNIFICANT SUBSIDIARIES

     If the Company or any Significant Subsidiary incurs, issues, assumes, guarantees or suffers to exist any Debt secured by a Mortgage on any property of the Company or any Significant Subsidiary, or on any shares of stock or Debt of any Significant Subsidiary, the Company will secure or cause such Significant Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, for as long as such secured Debt is so secured, unless the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Significant Subsidiaries in respect of sale and leaseback transactions (other than those exempt under clause (b) under "Limitation Upon Sale and Leaseback Transactions" below), would not exceed 10% of Consolidated Net Tangible Assets. (Section 1008) This restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Significant Subsidiary, (b) Mortgages in favor of the Company or any Significant Subsidiary, (c) Mortgages in favor of any governmental bodies to secure progress, advance or other payments, (d) Mortgages on property (including leasehold estates), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are created or for which commitments are received within specified time limits, and (e) within certain limitations, any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive. (Section 1008) "Attributable Debt" means the total net amount of rent required to be paid during the remaining term of any lease, discounted at a rate per annum equal to the weighted average interest rate, or yield to maturity in the case of an Original Issue Discount Security, borne by all the Outstanding Securities compounded semi-annually. (Section 101) "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof constituting Funded Debt, as defined below, by reason of being renewable or extendable) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, as set forth on the Company's most recent consolidated balance sheet. (Section 101)

LIMITATION UPON SALE AND LEASEBACK TRANSACTIONS

     Sale and leaseback transactions (except such transactions involving leases for less than three years) by the Company or any Significant Subsidiary are prohibited unless (a) the Company or Significant Subsidiary would be entitled to incur Debt secured by a Mortgage on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Debt Securities, or (b) the proceeds of the sale or transfer of the assets to be leased are at least equal to their fair market value and, within 120 days after the sale or transfer, the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of Funded Debt. (Section 1009) "Funded Debt" means indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months at the option of the borrower. (Section 101)

MERGER AND CONSOLIDATION

     The Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Section 801) If, after giving effect to any such consolidation or merger of the Company with or into any other corporation, or after giving effect to any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, the corporation formed by or resulting or surviving therefrom or which shall have received such property would have outstanding any Debt secured by any Mortgage on any property of the Company or any Significant Subsidiary, or any shares of stock or Debt of any Significant Subsidiary, which such Debt could not at such time be incurred by such corporation under Section 1008 of the Indenture without equally and ratably securing the Securities, the Company, prior to such consolidation, merger, sale or conveyance, will secure the Securities Outstanding under the Indenture, equally and ratably with (or prior to) the Debt secured by such Mortgage in the manner described in Section 1008 of the Indenture. (Section 803)

EVENTS OF DEFAULT

     With respect to Debt Securities of any series, the following will be Events of Default under the Indenture: (a) default in the payment of any interest on a Debt Security of that series when due, continued for 30 days; (b) default in the payment of principal of (or premium, if any, on) a Debt Security of that Series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant by the Company (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 10% of the principal amount of Outstanding Debt Securities of such series; (e) acceleration of any indebtedness for money borrowed in excess of $10,000,000 by the Company as the result of a default under the terms of the instrument under which such indebtedness is or may be issued, or by which it may be secured or evidenced, if such acceleration is not rescinded or annulled, or such indebtedness not discharged, within 10 days after written notice to the Company by the Trustee or to the Trustee and the Company by the Holders of at least 10% of the principal amount of Outstanding Debt Securities of such series; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of such series. (Section 512)

     If an Event of Default with respect to Debt Securities of any series shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders). Upon such declaration, such principal amount (or specified amount), plus any interest accrued on such Debt Securities to the date of declaration, shall become immediately due and payable. Upon payment (i) of (A) such principal amount and (B) such interest and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of principal of and interest on such Debt Securities shall terminate. At any time after such declaration of acceleration with respect to the Debt Securities of any series, but before a judgment or decree based on such declaration has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such declaration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502)

     No Holder of any Debt Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of or interest on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1004)

MODIFICATION, AMENDMENT OR WAIVER

     With certain limited exceptions, modifications and amendments of the Indenture may not be made by the Company and the Trustee without the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected thereby, provided that without the consent of each Holder of Debt Securities affected thereby no such modification or amendment may (1) change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (2) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any Debt Security; (3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof; (4) change the place or currency of payment of principal of, or interest or premium, if any, on, any Debt Security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity thereof (or redemption date thereof, if applicable); (6) reduce the percentage in principal amount of the Outstanding Debt Securities of any series the consent of whose Holders is required for any supplemental indenture or waiver provided for in the Indenture; or (7) modify the foregoing requirements except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. (Sections 901 and 902)

     Compliance with certain covenants (including those referred to above relating to restrictions on secured debt and on sales and leasebacks) may be waived with respect to the Debt Securities of any series, either generally or in a specific instance, before the time for compliance with such covenants, by the Holders of at least a majority in principal amount of the Outstanding Securities of that series. (Section 1010) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal (or premium, if any) or interest or a default in respect of those covenants or provisions of the Indenture which cannot be modified without the consent of each Holder of Outstanding Securities of such series affected. (Section 513)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that, if provision therefor is made with respect to the Debt Securities of any series pursuant to Section 301 of the Indenture, the Company may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities (except from the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Debt Securities under Sections 501(5), 1008 and 1009 of the Indenture (being the cross-default provision described in clause (e) under "Events of Default" and the restrictions described under "Limitation Upon Secured Debt of the Company and its Significant Subsidiaries" and "Limitation Upon Sale and Leaseback Transactions", respectively) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. In the case of defeasance, the Holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. (Article Thirteen).

CONCERNING THE TRUSTEE


     Citibank, N.A. will act as Trustee under the Indenture. The Company receives a variety of banking services from Citibank, including unconfirmed credit lines, cash management services, foreign currency trading arrangements and domestic and international factoring of accounts receivable. Citibank also provides certain banking services to the Company's foreign subsidiaries.


                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters to be designated from time to time and also may sell Debt Securities directly to other purchasers or through agents, or broker-dealers, including broker-dealers acting as principals. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters, if any, to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Prospectus Supplement describes the method of distribution of the Offered Debt Securities.

     The Debt Securities are a new issue of securities with no established trading market. It has not presently been established whether the underwriter(s), if any, of the Debt Securities will make a market in such securities. If a market in the Debt Securities is made by such underwriter(s), such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

     In connection with the sales of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

     If so indicated in the Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agent to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

                      VALIDITY OF OFFERED DEBT SECURITIES


     The validity of the Offered Debt Securities will be passed upon for the Company by Stephen A. Hellrung, Esq., Vice President and General Counsel of the Company, and for the Underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Mr. Hellrung owns 8,560 shares and has options to purchase 37,408 additional shares of Common Stock of the Company.


                                    EXPERTS


     The financial statements and financial statement schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 25, 1993 have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the Debt Securities being registered, other than underwriting compensation are:

        Filing Fee for Registration Statement...........................  $103,448.28
        Accountants' Fees and Expenses..................................    10,000.00
        Trustee's Fees and Expenses.....................................    15,000.00
        Legal Fees and Expenses.........................................   125,000.00
        Rating Agency Fees..............................................    75,000.00
        Printing and Engraving Fees.....................................    17,500.00
        Miscellaneous...................................................     7,551.72
                                                                          -----------
                  Total.................................................  $353,500.00
                                                                          -----------
                                                                          -----------

- ---------------
All of the above amounts, except the filing fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New York Business Corporation Law (BCL) provides that, under certain circumstances, directors and officers of a New York corporation may be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in connection with settling, or otherwise disposing of, actions or proceedings to which they are a party or threatened to be made a party by reason of acting in any such capacities, if such persons acted in good faith in a manner which they reasonably believed to be in the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that their conduct was unlawful. The By-laws of the Company provide for indemnification to the fullest extent permitted by such New York law, including the payment of expenses in advance of the resolution of any such action or proceeding. The Company's Certificate of Incorporation limits the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its shareholders for certain breaches of their duty as directors. The BCL permits the purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

ITEM 16.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:


    Exhibit 1     (a)   Form of Distribution Agreement.
                  (b)   Form of Underwriting Agreement.*
    Exhibit 4     (a)   Indenture dated as of September 1, 1991 between Bausch & Lomb
                        Incorporated and Citibank, N.A., as Trustee. (Incorporated by reference to Exhibit 4(a) of Registration Statement No. 33-42858.)
                  (b)   Table of Contents and cross-reference sheet for Indenture dated as of
                        September 1, 1991 between Bausch & Lomb Incorporated and Citibank,
                        N.A., as Trustee.*
                  (c)   Form of Fixed Rate Medium-Term Note.
                  (d)   Form of Floating Rate Medium-Term Note.
    Exhibit 5           Opinion of Stephen A. Hellrung, Esq. as to the legality of the Debt
                        Securities to be issued.*

    Exhibit 12          Computation of ratio of earnings to fixed charges. (Incorporated by reference to Exhibit 12 of the Annual Report on Form 10-K dated March
                        22, 1994 and filed with the Securities and Exchange Commission on March
                        24, 1994.)
    Exhibit 23    (a)   Consent of Price Waterhouse.
                  (b)   Consent of Stephen A. Hellrung, Esq. (included in Exhibit 5).*
    Exhibit 24          Powers of Attorney.*
    Exhibit 25          Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., as Trustee.*


- ---------------

* Previously filed



ITEM 17.  UNDERTAKINGS


     The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;


            (ii) To reflect in the prospectus any facts or events arising from the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of New York, on the 21st day of April, 1994.


                                          BAUSCH & LOMB INCORPORATED

                                                  /s/ DANIEL E. GILL
                                                      Daniel E. Gill
                                                Chairman of the Board and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Principal Executive Officer:


              /S/ DANIEL E. GILL                            Dated: April 21, 1994
- ---------------------------------------------
               Daniel E. Gill
          Chairman of the Board and
           Chief Executive Officer
Principal Financial Officer:
             /S/ PETER STEPHENSON                           Dated: April 21, 1994
- ---------------------------------------------
                Peter Stephenson
         Senior Vice President, Finance
Principal Accounting Officer:
           /s/ STEPHEN C. MCCLUSKI                          Dated: April 21, 1994
- ---------------------------------------------
             Stephen C. McCluski
        Vice President and Controller


A Majority of the Board of Directors:

Franklin E. Agnew
William Balderston III
Bradford R. Boss
Daniel E. Gill
Ruth R. McMullin
John R. Purcell
Linda Johnson Rice
Robert L. Tarnow
Alvin W. Trivelpiece
William H. Waltrip
Kenneth L. Wolfe
Ronald L. Zarrella


              /s/ JAY T. HOLMES                             Dated: April 21, 1994
- ---------------------------------------------
                Jay T. Holmes
        Attorney-in-fact and Director

                               INDEX TO EXHIBITS


                                                                                      SEQUENTIALLY
      EXHIBIT                                                                          NUMBERED
        NO.                                     DESCRIPTION                              PAGE
    ------------        -----------------------------------------------------------   -----------
    Exhibit 1(a)        Form of Distribution Agreement.
             (b)        Form of Underwriting Agreement.*
    Exhibit 4(a)        Indenture dated as of September 1, 1991 between Bausch &
                        Lomb Incorporated and Citibank, N.A., as Trustee.
                        (Incorporated by reference to Exhibit 4(a) of Registration
                        Statement No. 33-42858.)
             (b)        Table of Contents and cross-reference sheet for Indenture
                        dated as of September 1, 1991 between Bausch & Lomb
                        Incorporated and Citibank, N.A., as Trustee.*
             (c)        Form of Fixed Rate Medium-Term Note.
             (d)        Form of Floating Rate Medium-Term Note.
    Exhibit 5           Opinion of Stephen A. Hellrung, Esq. as to the legality of the Debt Securities to be issued.*
    Exhibit 12          Computation of ratio of earnings to fixed charges.
                        (Incorporated by reference to Exhibit 12 of the Annual
                        Report on Form 10-K dated March 22, 1994 and filed with the
                        Securities and Exchange Commission on March 24, 1994.)
    Exhibit 23(a)       Consent of Price Waterhouse.
              (b)       Consent of Stephen A. Hellrung, Esq. (included in Exhibit
                        5).*
    Exhibit 24          Powers of Attorney.*
    Exhibit 25          Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939 of Citibank, N.A., as Trustee.*


- ---------------

* Previously filed